UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2014

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2014, Intelligent Living, Inc. filed Articles of Amendment with the State of Nevada to change the par value of the Issuer’s common stock from its previously listed par value of $0.0001 to a par value of $0.001 per share.  The Issuer also authorized 96,000 Preferred Series B 7% Royalty Interest Participating Preferred Stock with a par value of $0.0001 per share.  The Issuer also filed with the State of Nevada a Certificate of Designation for the new Series B Preferred Stock.

Upon review of the Articles of Amendment management realized that the par value for the Series B Preferred Stock was listed at $0.0001 instead of the $1.00 contemplated by the Board in its resolution and reflected on the Certificate of Designation (Exhibit 3.2).  Management is in the process of filing a new Amendment to the Articles of Incorporation correcting the par value for the Series B Preferred Stock from $0.0001 to $1.00 and will file a new 8-K to reflect the change upon receipt of the file stamped Articles of Amendment from the State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 19, 2014	Intelligent Living Inc.

	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation
Exhibit 3.2	Certificate of Designation of Preferred Stock